Exhibit 99.2

National Holdings Corporation Reports Financial Results for the Fiscal Second Quarter 2018

NEW YORK, NY, May 15, 2018 – National Holdings Corporation (NASDAQ: NHLD) (“National” or the “Company”), a leading full service independent brokerage, investment banking, trading and asset management firm providing diverse services including tax preparation, today announced its financial results for the fiscal second quarter 2018.

Fiscal 2018 Second Quarter Financial Highlights:

▪

Record quarterly revenue of $60.3 million, versus $51.9 million for the fiscal second quarter 2017. Strategic hires, emphasis on diversified product offerings, and strong equity market activity contributed to this quarter’s performance.

▪

Investment banking continued to produce excellent results, generating $14.5 million of revenue, in line with the fiscal first quarter of 2018. Year to date Investment banking results are up 18% compared to the prior year to date.

▪

Adjusted EBITDA increased to $5.9 million, a record quarter, from a strong $4.3 million in the prior year quarter. Strategic investments in technology and enterprise risk management continue to impact profitability as we improve the company’s operating platform.

▪	Income before other expense and income taxes was $4.7 million, up 27% compared to profit of $3.7 million in the prior year quarter.

o

Pre-tax loss of $.7 million includes a non-operating, non-taxable loss of $5.6 million due to a change in the fair value of the firm’s warrant liability. The warrants were issued in early 2017, as part of the previously announced tender offer closing. The warrant agreement was amended on March 15th, 2018, and accordingly this is the last quarterly period a gain or loss will be recorded.

o	The current quarter net loss of $2.3 million includes the non-operating, non-taxable $5.6 million loss in the current quarter from the fair value warrant liability change mentioned above.

▪	Cash and cash equivalents of $32.2 million and no debt as of March 31, 2018 versus $27.9 million as of September 30, 2017.

▪

Equity of $46.0 million as of March 31, 2018 versus $38.9 million as of September 30, 2017. The significant increase in equity period to period is due to the reclassification of the warrant liability to equity, the result of the change to the warrant agreement described above.

Management Commentary

Michael Mullen, Chief Executive Officer of National Holdings Corporation stated, “It has been just over 18 months since our reorganization and refocus initiated with the successful closing of the Fortress Biotech tender for our company. It began with an almost complete remaking of the Board of Directors of our holding company and continued with substantive changes in the management team of our operating companies. I am proud to say the transformation has been powerful and this shines through not only in the outperformance we have seen quarter over quarter, but also the high-end talent that continues to join our thriving organization. We have optimized our team by increasing senior management positions across key risk management departments, while simultaneously exiting more than 200 and adding over 100 new brokers, to ensure all of our personnel share in the vision, focus and success of National. The cultural shift has permeated from the top down and we are extremely proud of the progress and success we have achieved in such a short period of time.”

Mr. Mullen continued, “While implementing these changes required a substantial investment, we know that we are building an extremely solid foundation which will aid in the continued success and growth of our business. Despite all of the changes, our assets under management have never been higher, and we have driven record revenues and earnings to date. Of particular success has been our proprietary banking results. Since the tender, we have closed 91 banking transactions with an aggregate deal value of $2.8 billion dollars, while generating record banking revenues of $59 million.”

Fiscal 2018 Second Quarter Financial Results

National reported second quarter 2018 revenue of $60.3 million, up $8.4 million or 16% over the second quarter of fiscal 2017. Total expenses increased $7.5 million or 16% to $55.7 million in the quarter.

Revenue

Our major revenue categories produced very strong results in the current quarter. The majority of the revenue increase in Q2 2018 was recorded in commissions and related fees, which increased to $33.2 million in the quarter, up $7.5 million, or 29%, due to significant hires and strong equity markets. Investment banking, investment management, and tax preparation and accounting all contributed strong revenue generation during the quarter.

Investment banking revenue of $14.5 million declined slightly from the $14.9 million recorded in the prior year quarter. Although results declined slightly, the number and diversification of deals conducted in the current quarter improved versus the comparative quarter. Through the first six months of fiscal 2018, investment banking revenue generated has increased 18%, compared to the same period in the prior year.

Investment advisory revenue increased $1.5 million, to $5.2 million, up 40% in the current quarter. Increased focus on this segment of our business combined with high asset values produced a very significant current quarter. Our assets under management continue to grow, adding to our percentage of recurring revenue.

Net dealer inventory gains declined to $2.8 million in the current quarter from $3.4 million in the prior year. We have concluded our analysis of this portion of our business and have eliminated certain trading silos. As a result, we expect our operating margins to improve as we focus our trading efforts on those specifically tailored to service our retail and institutional clients.

Tax preparation and accounting revenue improved to $3.9 million in the second quarter of 2018, traditionally our busiest quarter, versus the $3.1 million during the same period in the prior year, up 23%. This is a net increase as we have eliminated underperforming offices, while adding resources to other, stronger offices.

Expenses

Total expenses increased to $55.7 million in the current fiscal quarter, up $7.5 million, 16%, over the comparative quarter in fiscal 2017. Variable compensation expenses directly associated with overall revenue generation, and technology and enterprise risk management spending contributed to the majority of the increase.

▪

Commissions, compensation and fees increased $7.6 million to $49.3 million in the current quarter. The increase in investment banking, commissions, and investment advisory revenue, and therefore compensation expense, contributed to the majority of the increase. As we have previously noted, planned infrastructure spending in technology development and enterprise risk management professionals and the related incremental employee benefits contributed to the increase.

▪	All other operating expense categories declined $.1 million in total. Increases in technology spending across several categories were offset by slightly lower clearing, professional fee, and other administrative expense spending.

Earnings

Income before other expense and income taxes totaled $4.7 million, up 27%, versus income of $3.7 million in the prior year quarter. The loss before income taxes, which includes the change in the fair value of the firm’s warrant liability, totaled $.7 million, versus income of $5.6 million in the prior year quarter. The change in the fair value of the firm’s warrant liability is a market based adjustment that negatively impacted earnings in the current quarter by $5.6 million as noted, however positively impacted earnings in the prior year quarter by $1.8 million.

The impact of the re-valuation of the firm’s warrant liability is a non-operating, non-taxable earnings adjustment and should be viewed as such. Also, as noted above, due to an amendment to the 2016 warrant agreement, this is the last quarter that will be positively or negatively impacted by a warrant re-valuation.

The net loss for the current quarter totaled $2.3 million, versus income of $3.9 million in the prior year quarter. The variance is due entirely to the warrant valuation noted above.

The net loss per share, both basic and fully diluted, was $.18 in the second fiscal quarter of 2018, versus net income per share of $.31 in the comparable 2017 quarter.

Adjusted EBITDA increased to $5.9 million in the current quarter, from $4.3 million in prior year quarter.

Balance Sheet

As of March 31, 2018, National had $32.2 million of cash and cash equivalents, versus $27.9 million as of September 30, 2017. The Company's balance sheet remains debt free.

About National Holdings Corporation

National Holdings Corporation (NASDAQ: NHLD) is a full-service investment banking and asset management firm that, through its affiliates, provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading, equity research, financial planning, market making, tax preparation and insurance, to corporations, institutions, high net-worth and retail investors. With over 1,000 advisors, registered reps, traders, sales associates and corporate staff, National Holdings operates through various subsidiaries including National Securities Corporation, National Asset Management, Inc., National Insurance Corporation, vFinance Investments, Inc., Gilman Ciocia, Inc. and GC Capital Corporation. Formed as a holding company in 1999, National Holdings’ largest subsidiary National Securities Corporation has been in business since 1947. National Holdings is headquartered in New York and Florida. For more information, visit www.nhldcorp.com. Fortress Biotech, Inc. (NASDAQ: FBIO) through its affiliate FBIO Acquisition, Inc., is a majority shareholder of NHLD.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about National Holdings, Inc., its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond National Holdings, Inc.’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in National Holdings, Inc.’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and National undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

CONTACTS:

Investor Relations:

Email: ir@nhldcorp.com

Telephone: +1 212 554 4351

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31, 2018 (Unaudited)	September 30, 2017
ASSETS
Cash	$27,211,000	$23,508,000
Restricted cash	1,383,000	1,381,000
Cash deposits with clearing organizations	836,000	1,041,000
Securities owned, at fair value	7,476,000	7,102,000
Receivables from broker-dealers and clearing organizations	2,709,000	2,850,000
Forgivable loans receivable	1,598,000	1,616,000
Other receivables, net	6,033,000	5,180,000
Prepaid expenses	1,681,000	2,490,000
Fixed assets, net	2,119,000	2,397,000
Intangible assets, net	5,225,000	4,843,000
Goodwill	5,217,000	5,217,000
Deferred tax asset, net	4,007,000	6,420,000
Other assets, principally refundable deposits	438,000	353,000
Total Assets	$65,933,000	$64,398,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Securities sold, but not yet purchased, at fair value	$8,000	$151,000
Accrued commissions and payroll payable	10,652,000	10,065,000
Accounts payable and accrued expenses	8,453,000	8,715,000
Deferred clearing and marketing credits	681,000	786,000
Warrants issued	—	5,597,000
Other	158,000	181,000
Total Liabilities	19,952,000	25,495,000

Stockholders’ Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none outstanding	—	—
Common stock $0.02 par value, authorized 75,000,000 shares at March 31, 2018 and September 30, 2017; 12,489,501 and 12,437,916 shares issued and outstanding at March 31, 2018 and September 30, 2017, respectively	249,000	248,000
Additional paid-in-capital	84,339,000	66,955,000
Accumulated deficit	(38,607,000)	(28,315,000)

Total National Holdings Corporation Stockholders’ Equity	45,981,000	38,888,000

Non-Controlling interest	—	15,000
Total Stockholders’ Equity	45,981,000	38,903,000

Total Liabilities and Stockholders’ Equity	$65,933,000	$64,398,000

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Period Ended March 31,		Six Month Period Ended March 31,
	2018	2017	2018	2017
Revenues
Commissions	$31,407,000	$23,993,000	$57,025,000	$48,499,000
Net dealer inventory gains	2,761,000	3,423,000	3,666,000	5,967,000
Investment banking	14,532,000	14,916,000	29,079,000	24,608,000
Investment advisory	5,197,000	3,700,000	10,529,000	7,086,000
Interest and dividends	601,000	675,000	1,232,000	1,391,000
Transaction fees and clearing services	1,777,000	1,687,000	4,074,000	4,185,000
Tax preparation and accounting	3,868,000	3,144,000	4,391,000	4,000,000
Other	203,000	346,000	429,000	717,000
Total Revenues	60,346,000	51,884,000	110,425,000	96,453,000

Operating Expenses
Commissions, compensation and fees	49,345,000	41,761,000	92,906,000	79,020,000
Clearing fees	578,000	618,000	1,321,000	1,356,000
Communications	813,000	682,000	1,572,000	1,404,000
Occupancy	1,141,000	937,000	2,096,000	1,944,000
License and registration	530,000	428,000	1,167,000	832,000
Professional fees	578,000	991,000	1,970,000	2,254,000
Interest	2,000	4,000	5,000	8,000
Depreciation and amortization	379,000	286,000	758,000	582,000
Other administrative expenses	2,287,000	2,475,000	4,113,000	3,705,000
Total Operating Expenses	55,653,000	48,182,000	105,908,000	91,105,000
Income before Other (Expense) Income and Income Taxes	4,693,000	3,702,000	4,517,000	5,348,000

Other (Expense) Income
Gain on disposal of Gilman branches	—	130,000	—	130,000
Change in fair value of warrant liability	(5,597,000)	1,773,000	(11,194,000)	5,865,000
Other income	230,000	5,000	236,000	5,000
Total Other (Expense) Income	(5,367,000)	1,908,000	(10,958,000)	6,000,000
(Loss) Income before Income Taxes	(674,000)	5,610,000	(6,441,000)	11,348,000

Income tax expense	1,578,000	1,736,000	3,851,000	2,414,000
Net (Loss) Income	$(2,252,000)	$3,874,000	$(10,292,000)	$8,934,000

Net (loss) income per share - Basic	$(0.18)	$0.31	$(0.83)	$0.72
Net (loss) income per share - Diluted	$(0.18)	$0.31	$(0.83)	$0.72

Weighted average number of shares outstanding - Basic	12,457,043	12,437,916	12,447,321	12,437,916
Weighted average number of shares outstanding - Diluted	12,457,043	12,461,882	12,447,321	12,450,178

The following table presents a reconciliation of EBITDA, as adjusted, to net income (loss) as reported in accordance with generally accepted accounting principles, or GAAP:

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Net (loss) income, as reported	$(2,252,000)	$3,874,000	$(10,292,000)	$8,934,000
Interest expense	2,000	4,000	5,000	8,000
Income taxes	1,578,000	1,736,000	3,851,000	2,414,000
Depreciation	159,000	89,000	328,000	187,000
Amortization	220,000	197,000	430,000	395,000
EBITDA	(293,000)	5,900,000	(5,678,000)	11,938,000
Non-cash compensation expense	418,000	183,000	676,000	183,000
Change in fair value of warrant liability	5,597,000	(1,773,000)	11,194,000	(5,865,000)
Forgivable loan amortization	150,000	161,000	310,000	362,000
Gain on disposal of Gilman branches	$—	$(130,000)	$—	$(130,000)
EBITDA, as adjusted	$5,872,000	$4,341,000	$6,502,000	$6,488,000

EBITDA, adjusted for forgivable loan amortization, non-cash compensation expense and other non-recurring items, is a key metric we use in evaluating our business. EBITDA is considered a non-GAAP financial measure as defined by Regulation G, promulgated by the SEC.